Exhibit 99.1

Contacts: Tom Ward 317-685-7330 Investors Ali Slocum 317-264-3079 Media

simon property group closes UPSIZED common stock offering

INDIANAPOLIS, November 23, 2020 — Simon Property Group, Inc. (NYSE: SPG) (“Simon” or the “Company”), a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today announced the closing of its public offering of 22,137,500 shares of common stock, which includes an upsized base offering of 19,250,000 shares of common stock and an additional 2,887,500 shares of common stock issued in connection with the underwriters’ exercise of an overallotment option. Net proceeds from the offering, after underwriting discounts and commissions, are approximately $1.56 billion.

The Company intends to contribute the net proceeds from the offering to Simon Property Group, L.P. which intends to use such proceeds to fund the previously announced acquisition of an 80% interest in The Taubman Realty Group Limited Partnership (the “Taubman Acquisition”) in part and for other general business purposes, which may include, without limitation, repaying or repurchasing indebtedness, working capital and capital expenditures.

BofA Securities and Citigroup acted as joint book-running managers and representatives of the underwriters for the offering. J.P. Morgan, Mizuho Securities, Scotiabank, SMBC Nikko, SOCIETE GENERALE, BNP PARIBAS, TD Securities, Jefferies, Wells Fargo Securities, BTIG, Truist Securities, RBC Capital Markets, Barclays, Deutsche Bank Securities, Raymond James and Santander also acted as joint book-running managers for the offering. BNY Mellon Capital Markets, LLC, Credit Suisse, Regions Securities LLC, Fifth Third Securities, MUFG, Compass Point Research & Trading, Evercore ISI, Piper Sandler, Ramirez & Co., Inc. and Stifel acted as co-managers for the offering.

The offering was conducted as a public offering under the Company’s effective shelf registration statement and a preliminary prospectus supplement and accompanying prospectus were filed by the Company with the Securities and Exchange Commission (“SEC”). All offers of securities were made by means of the prospectus supplement and accompanying prospectus. The preliminary prospectus supplement and accompanying prospectus related to the offering are available on the SEC’s website at http://www.sec.gov.

Copies of the prospectus supplement and accompanying prospectus for the offering can also be obtained by contacting: BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com; or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain statements made in this press release may be deemed "forward–looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward–looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward–looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our tenants' businesses, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; changes in economic and market conditions that may adversely affect the general retail environment; the intensely competitive market environment in the retail industry; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; decreases in market rental rates; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; general risks related to real estate investments, including the illiquidity of real estate investments; security breaches that could compromise our information technology or infrastructure; risks relating to our joint venture properties; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; changes in insurance costs; the availability of comprehensive insurance coverage; natural disasters; the potential for terrorist activities; environmental liabilities; the loss of key management personnel; the completion of the Taubman Acquisition and the use of proceeds from the offering; and the transition of LIBOR to an alternative reference rate. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC.  The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

Simon is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.